EXHIBIT 10.14







                             SUPPLEMENTAL RETIREMENT
                              PLAN FOR EMPLOYEES OF
                                  WEBSTER BANK


             As Amended and Restated Effective as of January 1, 2003































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                   SUPPLEMENTAL RETIREMENT PLAN FOR EMPLOYEES
                                 OF WEBSTER BANK

                                     General
                                     -------

         This is a non-qualified supplemental retirement plan (the "Supplemental Plan") for certain employees of Webster Bank (the "Bank") and its affiliates who are also participants in the Webster Bank Pension Plan (the "Pension Plan") or the Webster Bank Employee Investment Plan (the "401(k) Plan").

         The Supplemental Plan has been established for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Only those employees of the Bank and its affiliates who are members of a select group of management or highly compensated employees (as determined by the board of directors of the Bank) are eligible to receive a benefit under the Supplemental Plan.

         The benefits provided by the Supplemental Plan are the following:

         (1)      a supplemental retirement income which equals the excess of:
                  (a) a retirement benefit payable in accordance with the terms of the Pension Plan, but determined: (i) without regard to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) without regard to the limitations of Code Section 401(a)(17); (iii) based on a definition of compensation that includes all of the employee's bonuses; and (iv) with respect to the Chairman and Chief Executive Officer of the Bank who is in office on January 1, 2003, based on an annual benefit accrual for years of service on and after January 1, 1987 equal to three percent (3%) of compensation rather than two percent (2%); over (b) the retirement benefit actually provided by the Pension Plan; and

         (2) an amount of deferred compensation, based on the amount of matching contributions which an employee would have been allocated under the 401(k) Plan, but determined: (i) without regard to the limitations on annual elective deferrals imposed by Section 401(k) and Section 402(g) of the Code; (ii) without regard to the limitations on matching contributions imposed by
                  Section 401(m) of the Code; (iii) without regard to the limitations of Section 415 of the Code; (iv) without regard to the limitations of Code Section 401(a)(17); and (v) based on a definition of compensation that includes all of the employee's bonuses.

         The Supplemental Plan is completely separate from the Pension Plan and the 401(k) Plan, is unfunded, and is not qualified for special tax treatment under the Code.

         The Supplemental Plan was adopted effective as of January 1, 1990. This amendment and restatement of the Supplemental Plan is effective as of January 1, 2003.


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                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------

         Section 1. "Affiliate" means any corporation or other entity which is under common control with the Bank and the Corporation within the meaning of
Section 414(b) or Section 414(c) of the Code. A "Participating Affiliate" is an Affiliate which has assumed the obligations of the Supplemental Plan with the consent of the Board. A "Nonparticipating Affiliate" is an Affiliate which has not assumed the obligations of the Supplemental Plan with the consent of the Board.

         Section 2. "Bank" means Webster Bank and any successor corporation which hereafter assumes its obligations hereunder.

         Section 3. "Beneficiary" means the person who is designated by an eligible Employee to receive benefits payable under the Supplemental Plan in the event of the Employee's death.

         Section 4. "Board" means the board of directors of the Bank.

         Section 5. "Change in Control" means the occurrence of any of the following events:

         (a) Any person becomes the beneficial owner of twenty five percent (25%) or more of the total number of voting shares of the Corporation;

         (b) Any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of the Corporation, unless the Director of the Office of Thrift Supervision (the "OTS Director") has approved a rebuttal agreement filed by such person or such person has filed a certification with the OTS Director;

         (c) Any person (other than the persons named as proxies solicited on behalf of the board of directors of the Corporation) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Corporation, for twenty-five percent (25%) or more of the total number of voting shares of the Corporation;

         (d) Any person has received the approval of the OTS Director under
Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Corporation;

         (e) Any person has received approval of the OTS Director under Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Corporation;


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

         (f) Any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Corporation, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder;

         (g) As a result of, or in connection with, any cash tender offer or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute at least two-thirds of the board of directors of the Corporation or any successor corporation; or

         (h) The Corporation's beneficial ownership of the total number of voting shares of the Bank is reduced to less than fifty percent (50%).

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred under Section 5(b), Section 5(c), Section 5(d), Section 5(e) or Section 5(f) of Article I if, within thirty (30) days of such action, the board of directors of the Corporation (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a Change in Control of the Corporation. For purposes of this Section 5 of Article I, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

         Section 6. "Code" means the Internal Revenue Code of 1986, as amended.

         Section 7. "Corporation" means Webster Financial Corporation and any successor corporation which hereafter assumes its obligations.

         Section 8. "Employee" means an individual who is an employee of either the Bank, the Corporation or a Participating Affiliate.

         Section 9. "401(k) Plan" means the Webster Bank Employee Investment Plan and any subsequent amendments thereto.

         Section 10. "Matching Percentage" means the percentage of an Employee's elective deferrals to the 401(k) Plan (to the extent such elective deferrals are not in excess of the Minimum Percentage of the Employee's compensation) which the Bank, the Corporation or a Participating Affiliate has agreed to contribute to the 401(k) Plan on behalf of the Employee as matching contributions.


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         Section 11. "Minimum Percentage" means the lowest percentage of compensation which an Employee must elect to have contributed to the 401(k) Plan as elective deferrals in order to receive the maximum amount of matching contributions available under the terms of the 401(k) Plan.

         Section 12. "Pension Plan" means the Webster Bank Pension Plan and any subsequent amendments thereto.

         Section 13. "Spouse" means the person who is legally married to an eligible Employee on the earlier of such Employee's date of death and the date on which his or her Supplemental Retirement Income commences.

         Section 14. "Supplemental Matching Contributions" mean the amounts of deferred compensation credited to the Supplemental Matching Contributions Account of an eligible Employee under Article III of the Supplemental Plan.

         Section 15. "Supplemental Matching Contributions Account" means the account to which an eligible Employee's Supplemental Matching Contributions are credited under Article III of the Supplemental Plan. The Supplemental Matching Contributions Account consists of the "Lump Sum Subaccount" and the "Installment Subaccount". The Lump Sum Subaccount contains that portion of an eligible Employee's Supplemental Matching Contributions (and the interest credited thereto) which the Employee has elected to receive as a single sum. The Installment Subaccount contains that portion of an eligible Employee's Supplemental Matching Contributions (and the interest credited thereto) which the Employee has elected to receive in annual installments.

         Section 16. "Supplemental Plan" means the Supplemental Retirement Plan for Employees of Webster Bank, as set forth herein.

         Section 17. "Supplemental Retirement Income" means the monthly amount of retirement income payable on behalf of an eligible Employee under Article II of the Supplemental Plan.


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


                                   ARTICLE II
                                   ----------

                         Supplemental Retirement Income
                         ------------------------------

         Section 1. Eligibility for Supplemental Retirement Income. An Employee who is a participant in the Pension Plan will be eligible to receive a Supplemental Retirement Income under the Supplemental Plan, provided that the following conditions are met:

         (a) the Employee is a member of a select group of management or highly compensated employees (as determined by the Board) and is an executive vice president or above of the Bank, the Corporation or a Participating Affiliate;

         (b)      such Employee either:

                  (i) terminates employment with the Bank, the Corporation or an Affiliate and is eligible to receive either a normal retirement benefit, an early retirement benefit, a deferred retirement benefit or a vested retirement benefit under the Pension Plan; or

                  (ii) dies while in the service of the Bank, the Corporation or an Affiliate and such Employee's survivor is eligible to receive a survivor's benefit under the Pension Plan.

For purposes of Section 1(b)(i) of Article II, an Employee will not be deemed to have terminated employment as the result of a transfer of employment between the Bank, the Corporation or an Affiliate. However, if an Employee transfers employment from the Bank, the Corporation or a Participating Affiliate to a Nonparticipating Affiliate, the amount of the Employee's Supplemental Retirement Income shall not exceed the amount of the Supplemental Retirement Income which the Employee had accrued as of the date of such transfer of employment.

         Section 2.  Amount of Supplemental Retirement Income.

         (a) The monthly amount of Supplemental Retirement Income payable to an eligible Employee will be the excess, if any, of: (i) the Employee's adjusted monthly retirement income, as determined under Section 2(b) of Article II; over
(ii) the Employee's actual monthly retirement income under the Pension Plan.

         (b) For purposes of Section 2(a)(i) of Article II, an Employee's adjusted monthly retirement income shall be computed by using the applicable formula set forth in the Pension Plan, except that:

                  (i) the applicable formula set forth in the Pension Plan shall be applied without regard to the limitations on benefits of Section 415 of the Code;



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


                  (ii) the applicable formula set forth in the Pension Plan shall be applied without regard to the limitations on compensation of
         Section 401(a)(17) of the Code;

                  (iii) the applicable formula set forth in the Pension Plan shall be applied by reference to the definition of compensation set forth in Section 2(c) of Article II; and

                  (iv) with respect to the Chairman and Chief Executive Officer of the Bank who is in office on January 1, 2003, all references to "two percent (2%)" of the Employee's monthly compensation contained in the applicable formula set forth in the Pension Plan shall be deleted, and references to "three percent (3%)" of the Employee's monthly compensation shall be substituted in lieu thereof.

The adjustments to the applicable formula set forth in the Pension Plan which are described in this Section 2(b) of Article II shall apply to all of the Employee's years of service, including any years of service performed prior to the effective date of the Supplemental Plan or any amendment thereof; provided, however, that the adjustment set forth in Section 2(b)(iv) of Article II shall apply only with respect to years of service that the Chairman and Chief Executive Officer of the Bank who is in office on January 1, 2003 performs on or after January 1, 1987.

         (c) In computing an Employee's adjusted monthly retirement income under
Section 2(b) of Article II, the Employee's compensation shall be calculated as follows:

                  (i) the Employee's compensation shall be determined in accordance with the terms of the Pension Plan (including any amounts contributed at the election of the Employee to the 401(k) Plan, to an employee benefit plan under an arrangement described in Section 125 of the Code or to a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code, and excluding any income realized in connection with stock options or restricted stock, taxable fringe benefits, nondeductible moving expenses, and the taxable cost of group term life insurance); but

                  (ii) 100% of any bonuses paid to the Employee under the terms of the annual incentive plans maintained by the Bank, the Corporation or an Affiliate for the benefit of the Employee shall be included.

If an Employee elects to defer all or any portion of his or her bonus, such deferred bonus shall nevertheless be included in the Employee's compensation during the calendar year in which it would have been paid to the Employee but for the deferral election.

         (d) For purposes of calculating the monthly amount of an Employee's Supplemental Retirement Income pursuant to Section 2(a) of Article II, an Employee's adjusted monthly retirement income as determined under Section 2(b) of Article II and actual monthly retirement income under the Pension Plan shall each be based upon the ten year certain annuity form of payment.



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

         (e) Notwithstanding the provisions of Section 2(d) of Article II, an Employee may elect to receive his or her Supplemental Retirement Income in any optional form of benefit available under the Pension Plan (other than as a lump sum). The monthly amount of Supplemental Retirement Income which such Employee would otherwise have received under the Supplemental Plan shall be adjusted by applying the same actuarial factors used in the Pension Plan in connection with such optional form of benefit. In addition, if the optional form of benefit elected by the Employee provides a survivor's benefit, the calculation of the monthly amount of Supplemental Retirement Income shall be based upon the Beneficiary named by the Employee under the Supplemental Plan.

         (f) If an Employee dies after having commenced to receive his or her Supplemental Retirement Income and the form of payment elected by the Employee provides for the payment of a survivor's benefit, such survivor's benefit shall be payable in accordance with the form of benefit, and to the Beneficiary, elected by the Employee.

         If an Employee dies prior to having commenced to receive his or her Supplemental Retirement Income and while in the service of the Bank, the Corporation or an Affiliate, and if such Employee's survivor is eligible to receive a survivor's benefit under the Pension Plan, then a Supplemental Retirement Income shall be payable to the surviving Spouse of the Employee (if he or she was married at the time of death) or to the surviving Beneficiary of the Employee (if he or she was not married at the time of death). The monthly amount of such Supplemental Retirement Income shall be calculated in the same manner and by applying the same actuarial factors as the pre-retirement survivor's benefit is calculated under the Pension Plan.

         Section 3. Vesting of Supplemental Retirement Income. Subject to
Section 3 of Article IV, an eligible Employee will become vested and will have a nonforfeitable right to receive a Supplemental Retirement Income under the Supplemental Plan in the same manner and to the same extent as provided under the Pension Plan.

         Section 4.  Payment of Supplemental Retirement Income.

         (a) A Supplemental Retirement Income shall be paid monthly to an eligible Employee commencing with the month in which such Employee commences to receive benefits under the Pension Plan, and shall cease at the time required by the form of payment elected by the Employee under the Supplemental Plan. Notwithstanding the above, if an Employee's benefits under the Pension Plan are suspended for any reason, payments under the Supplemental Plan shall also be suspended.

         (b) If an Employee dies after having commenced to receive his or her Supplemental Retirement Income and the form of payment elected by the Employee provides for the payment of a survivor's benefit, such survivor's benefit shall commence and shall cease at the times required by such form of payment. A Supplemental Retirement Income shall in no event be payable after the death of an Employee on whose behalf no survivor's benefit is payable under the form of benefit elected by the Employee.


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

         If an Employee dies prior to having commenced to receive his or her Supplemental Retirement Income and while in the service of the Bank, the Corporation or an Affiliate, and if a survivor's benefit is payable under the Supplemental Plan to the surviving Spouse of the Employee (if he or she was married at the time of death) or to the surviving Beneficiary of the Employee (if he or she was not married at the time of death), then such survivor's benefit shall commence and shall cease at the same times as the pre-retirement survivor's benefit payable under the Pension Plan.

         (c) A Supplemental Retirement Income shall be subject to the same actuarial adjustments, and shall be subject to all of the same conditions, privileges and restrictions, as are applicable to benefits payable in the same form to an Employee (or to the survivor of an Employee) under the Pension Plan.


























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                                   ARTICLE III
                                   -----------

                       Supplemental Matching Contributions
                       -----------------------------------

         Section 1. Eligibility for Supplemental Matching Contributions. An Employee who is a participant in the 401(k) Plan will be eligible to have Supplemental Matching Contributions credited to his or her Supplemental Matching Contributions Account and to receive a distribution from his or her Supplemental Matching Contributions Account, provided that the following conditions are met:

         (a) the Employee is a member of a select group of management or highly compensated employees (as determined by the Board) and is an executive vice president or above of the Bank, the Corporation or a Participating Affiliate;

         (b) if the Employee had made the maximum elective deferrals permitted by the terms of the 401(k) Plan for a calendar year, the matching contributions which would have been allocated to the account of the Employee under the 401(k) Plan for the calendar year would have been limited due to the Employee's inability to make elective contributions equal to at least the Minimum Percentage of his or her compensation as a result of the applicability of the limitations on elective deferrals under Section 402(g) of the Code, the limitations on contributions under Section 415 of the Code, or the limitations on compensation under Section 401(a)(17) of the Code; and

         (c)      such Employee either:

                  (i) terminates employment with the Bank, the Corporation or an Affiliate and is eligible to receive a distribution of the matching contributions made to the 401(k) Plan on his or her behalf; or

                  (ii) dies while in the service of the Bank, the Corporation or an Affiliate and such Employee's survivor is eligible to receive a distribution of the Employee's matching contributions under the 401(k) Plan.

For purposes of Section 1(c)(i) of Article III, an Employee will not be deemed to have terminated employment as the result of a transfer of employment between the Bank, the Corporation or an Affiliate. However, if an Employee transfers employment from the Bank, the Corporation or a Participating Affiliate to a Nonparticipating Affiliate, the Employee shall not be credited with any Supplemental Matching Contributions with respect to compensation earned after the date of such transfer of employment.

Notwithstanding the above, for calendar years beginning prior to January 1, 2002, an Employee was entitled to have Supplemental Matching Contributions credited to his or her Supplemental Matching Contributions Account only if the Employee actually made the maximum elective



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deferrals permitted by the terms of the 401(k) Plan. For calendar years beginning on or after January 1, 2002, an Employee is entitled to have Supplemental Matching Contributions credited to his or her Supplemental Matching Contributions Account if he or she satisfies the conditions of this Section 1 of
Article III, without regard to the amount of elective deferrals he or she actually makes to the 401(k) Plan.

         Section 2.  Amount of Supplemental Matching Contributions.

         (a) As of the last day of each calendar year, the amount of an eligible Employee's Supplemental Matching Contributions will be determined. The amount of such Supplemental Matching Contributions for a calendar year will be the excess, if any, of: (i) the Employee's adjusted matching contributions, as determined under Section 2(b) of Article III, for such calendar year; over (ii) the maximum amount of matching contributions which would have been allocated for the benefit of the Employee under the 401(k) Plan for such calendar year if he or she had actually made the maximum elective deferrals permitted by the terms of the 401(k) Plan (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 401(k), 401(m), 402(g), 415 and 401(a)(17)).

         (b) For purposes of Section 2(a)(i) of Article III, an Employee's adjusted matching contributions shall equal the Matching Percentage of the Employee's elective deferrals under the 401(k) Plan to the extent they do not exceed the Minimum Percentage of the Employee's compensation, except that:

                  (i) it shall be assumed that the Employee elected to contribute at least the Minimum Percentage of his or her compensation as elective deferrals under the 401(k) Plan;

                  (ii) adjusted matching contributions shall be determined without regard to the limitations on elective deferrals under Section 401(k) and Section 402(g) of the Code;

                  (iii) adjusted matching contributions shall be determined without regard to the limitations on matching contributions under
         Section 401(m) of the Code;

                  (iv) adjusted matching contributions shall be determined without regard to the limitations on contributions under Section 415 of the Code;

                  (v) adjusted matching contributions shall be determined without regard to the limitations on compensation under Section 401(a)(17) of the Code; and

                  (vi) adjusted matching contributions shall be determined by reference to the definition of compensation set forth in Section 2(c) of Article III.

The adjustments for determining adjusted matching contributions which are described in this Section 2(b) of Article III shall apply to all calendar years in which the Employee was eligible to



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participate in the Supplemental Plan, including any calendar years prior to the effective date of any amendment to the Supplemental Plan.

         (c) In computing an Employee's adjusted matching contributions under
Section 2(b) of Article III, the Employee's compensation shall be calculated as follows:

                  (i) the Employee's compensation shall be determined in accordance with the terms of the 401(k) Plan (including any amounts contributed at the election of the Employee to the 401(k) Plan, to an employee benefit plan under an arrangement described in Section 125 of the Code or to a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code, any income realized for purposes of withholding in connection with stock options or restricted stock, taxable fringe benefits, nondeductible moving expenses, and the taxable cost of group term life insurance, and excluding any taxable car benefits); but

                  (ii) 100% of any bonuses paid to the Employee under the terms of the annual incentive plans maintained by the Bank, the Corporation or an Affiliate for the benefit of the Employee shall be included.

If an Employee elects to defer all or any portion of his or her bonus, such deferred bonus shall nevertheless be included in the Employee's compensation during the calendar year in which it would have been paid to the Employee but for the deferral election.

         Section 3. Vesting of Supplemental Matching Contributions. Subject to
Section 3 of Article IV, an eligible Employee will become vested and will have a nonforfeitable right to receive the amount credited to his or her Supplemental Matching Contributions Account in the same manner and to the same extent as the amount credited to the Employee's matching contributions account under the 401(k) Plan.

         Section 4.  Accounting for Supplemental Matching Contributions.

         (a) Prior to the first day of each calendar year, an eligible Employee may elect that any amounts to be credited to his or her Supplemental Matching Contributions Account during the calendar year will be credited to the Installment Subaccount. If the Employee does not make such an election, all amounts to be credited to his or her Supplemental Matching Contributions Account shall be credited to the Lump Sum Subaccount.

         (b) Interest, compounded monthly, shall be credited on the balance in an Employee's Supplemental Matching Contributions Account from time to time: (i) as of the last day of each calendar year during the period beginning when the Supplemental Matching Contributions are first so credited, and ending on the last day of the calendar year preceding the date described in Section 4(b)(ii) below; and (ii) as of the date of distribution of a final installment payment (pursuant to Section 5(a)(ii) of Article III) or a single sum distribution (pursuant to Section 5(a)(i) of Article III) of the amounts credited to the Employee's Supplemental Matching


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Contributions Account. The rate of interest shall be the interest rate on one year United States Treasury obligations (as reported from time to time in The Wall Street Journal) plus fifty (50) basis points, adjusted monthly.

         Section 5.  Payment of Supplemental Matching Contributions.

         (a) Payment of the amounts credited to an Employee's Supplemental Matching Contributions Account shall be made as follows:

                  (i) Amounts credited to the Lump Sum Subaccount shall be paid to the Employee in a single sum within sixty (60) days of the date on which he or she terminates employment with the Bank, the Corporation and each Affiliate.

                  (ii) Amounts credited to the Installment Subaccount shall be paid to the Employee in ten (10) annual installments. The first installment shall be paid to the Employee within sixty (60) days of the date on which he or she terminates employment with the Bank, the Corporation and each Affiliate. Subsequent installments shall be paid to the Employee annually on or about the sixtieth (60th) day of the calendar year, commencing with the calendar year immediately following the calendar year in which the Employee received the first installment. Each installment shall be equal to the balance credited to the Installment Subaccount multiplied by a fraction, the numerator of which is one
(1) and the denominator of which is ten (10) minus the number of annual installments previously paid to the Employee (so that the first installment will be one-tenth (1/10th) of the account, the second will be one-nineth (1/9th) of the account, and so on).

         (b) Upon an Employee's death, the entire amount credited to the Employee's Lump Sum Subaccount shall be paid to his or her Beneficiary within sixty (60) days following the Employee's death. Installment distributions of the amounts, if any, remaining in the Employee's Installment Subaccount shall continue or commence to be paid to the Beneficiary within sixty (60) days following the Employee's death in the manner set forth in Section 5(a)(ii) of
Article III. If the Employee has not designated a Beneficiary, or if the Beneficiary does not survive the Employee, the aggregate amount credited to the Employee's Supplemental Matching Contributions Account shall be distributed in a single sum to the Employee's estate.



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


                                   ARTICLE IV
                                   ----------

                                  Miscellaneous
                                  -------------

         Section 1. The Board of the Bank shall act as the plan administrator for the Supplemental Plan. The Board shall interpret and construe the provisions of the Supplemental Plan, shall decide any disputes which may arise relative to the rights of Employees (and their survivors) under the terms of the Supplemental Plan, and shall, in general, direct the administration of the Supplemental Plan embodied herein. The Board may adopt such rules as it deems necessary for the proper administration of the Supplemental Plan. The decision of the Board in all matters involving the interpretation and application of the Supplemental Plan shall be final, binding and conclusive (unless the Board has acted in an arbitrary or capricious manner).

         In its discretion, the Board of the Bank may appoint a committee consisting of at least one (1) but not more than five (5) persons. If appointed, the committee shall be responsible for carrying out the obligations of the Board under the Supplemental Plan, and shall be deemed to be the plan administrator for the Supplemental Plan.

         Section 2. (a) Any claim with respect to an Employee's interest under the Supplemental Plan shall be made in writing to the Board of the Bank. If such claim is wholly or partially denied, the Board shall, within thirty (30) days after receipt of the claim, notify the Employee or his or her survivor of the denial of the claim. Such notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the Employee or his or her survivor; and (iii) shall contain: (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent provisions upon which the denial is based, (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the claim review procedure, in accordance with the provisions of this Section 2 of Article IV.

         (b) Within sixty (60) days after the receipt by the Employee or his or her survivor of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the interest subject to the claim and any other attendant circumstances, the Employee or his or her survivor may file a written request with the Board of the Bank that it conduct a full and fair review of the denial of the claim pertaining to his or her interest under the Supplemental Plan.

         (c) The Board of the Bank shall deliver to the Employee or his or her survivor a written decision on the claim within thirty (30) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid thirty (30) day period shall be extended to sixty (60) days. Such decision shall: (i) be written in a manner calculated to be understood by the Employee or his or her survivor; (ii) include the specific reason or reasons


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

for the decision; and (iii) contain a specific reference to the pertinent provisions upon which the decision is based.

         Section 3. If the Board of the Bank determines, after a hearing, that an Employee who is eligible to receive or is receiving a Supplemental Retirement Income or the amount credited to his or her Supplemental Matching Contributions Account has engaged in any activities which, in the opinion of the Board, are detrimental to the interests of, or are in competition with, the Bank, the Corporation or any Affiliates, then such Supplemental Retirement Income or the amounts credited to such Supplemental Matching Contributions Account shall thereupon be terminated and forfeited.

         Section 4. The Bank may amend or terminate the Supplemental Plan at any time, but any such amendment or termination shall not adversely affect the rights of any former Employee (or the survivor of any former Employee) then receiving benefits, or the vested rights of any Employee whose rights have vested.

         Section 5. Except to the extent required by law, the right of any Employee or his or her survivors to any benefit or payment under the Supplemental Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or his or her survivors;
(b) shall not be considered an asset of the Employee or his or her survivors in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that an Employee or any survivors who are receiving or are entitled to receive benefits under the Supplemental Plan attempt to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless required by law, be null and void.

         Section 6. The Bank may satisfy all or any part of its obligation to provide benefits hereunder by purchasing and distributing to an Employee (or the survivor of an Employee) an annuity from an insurance carrier to provide such benefits.

         Section 7. Except to the extent preempted by Federal law, the provisions of the Supplemental Plan shall be interpreted, construed and administered in accordance with the laws of the State of Connecticut.

         Section 8. The adoption and maintenance of the Supplemental Plan shall not be deemed to constitute a contract between the Bank, the Corporation or an Affiliate and its Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed: (a) to give to any Employee the right to be retained in the employ of the Bank, the Corporation or an Affiliate; (b) to affect the right of the Bank, the Corporation or an Affiliate to discipline or discharge any Employee at any time; (c) to give the Bank, the Corporation or an Affiliate the right to require any Employee to remain in its employ; or (d) to affect any Employee's right to terminate his or her employment at any time.

         Section 9. Whenever the rights of an Employee are stated or limited in the Supplemental Plan, his or her survivors shall be bound thereby.

         Section 10. It is the intention of the Bank, the Corporation, the Participating Affiliates, the eligible Employees and their survivors, and each other party to the Supplemental Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The rights of eligible Employees and their survivors shall be solely those of a general unsecured creditor of the Bank, the Corporation or a Participating Affiliate. The Supplemental Plan constitutes a mere promise by the Bank, the Corporation or a Participating Affiliate to make benefit payments in the future.

         Prior to the occurrence of a Change in Control, the Bank, the Corporation or a Participating Affiliate shall not have any obligation to fund the benefits payable under the Supplemental Plan. If the Bank, the Corporation or a Participating Affiliate determines, prior to a Change in Control, that deferred compensation under the Supplemental Plan should be funded, it may utilize, singly or in combination, any method of funding it may deem appropriate, including, but not limited to, terminal funding, a group or individual trust, annuity contracts or life insurance contracts.

         Upon the occurrence of a Change in Control, the Bank, the Corporation and each Participating Affiliate shall (unless their liabilities under the Supplemental Plan have been fully discharged) adopt and fully fund a trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust).

         Section 11. The Bank, the Corporation or a Participating Affiliate may direct that payments be made before they would otherwise be due if, based on a change in the Federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving an Employee or his or her Spouse or Beneficiary or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involved an Employee or his or her Spouse or Beneficiary, the Bank, the Corporation or a Participating Affiliate determines that an Employee or his or her Spouse or Beneficiary has or will recognize income for Federal income tax purposes with respect to amounts that are or will be payable under the Supplemental Plan before they are to be paid. Amounts so paid shall then be used as an offset to the benefits, if any, thereafter payable hereunder.

         IN WITNESS WHEREOF, the undersigned has executed this Supplemental Plan at Waterbury, Connecticut on the 16th day of December, 2002.

ATTEST:                                     WEBSTER BANK


/s/ Harriet M. Wolfe                        By /s/ James C. Smith
------------------------------                 ------------------------------

Its Secretary                                  Its Chairman and Chief Executive
                                               Officer

                                                                         ANNEX I

                 Special Provisions for Certain Former Employees
                         of Eagle Financial Corporation
                         ------------------------------

         Effective as of April 15, 1998 (the "Eagle Acquisition Date"), Eagle Financial Corporation ("Eagle") was merged with and into Webster Financial Corporation. Effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle Financial Corporation Benefit Equalization Plan (the "Eagle SERP") were transferred to, and assumed by, Webster Financial Corporation. Webster Financial Corporation has, in turn, transferred all of such obligations to Webster Bank, a wholly-owned subsidiary of Webster Financial Corporation. Therefore, effective as of the Eagle Acquisition Date, all of the obligations of Eagle under the Eagle SERP have been transferred to, and assumed by, Webster Bank.

         Effective as of April 15, 1998, the Eagle SERP was merged with and into the Supplemental Plan.

         Effective as of July 1, 1998, certain of the assets and liabilities of the Financial Institutions Retirement Plan as Adopted by Eagle Financial Corporation (the "Eagle Pension Plan") were transferred to and assumed by the Webster Bank Pension Plan (the "Webster Pension Plan").

         Effective as of the first day with respect to which the processing of the payroll for the former employees of Eagle was performed in conjunction with the processing of the payroll for the employees of Webster Bank (the "Eagle Payroll Merger Date"), the former employees of Eagle became eligible to participate in the Webster Bank Employee Investment Plan (the "Webster 401(k) Plan"). In addition, effective as of July 1, 1998, certain of the assets and liabilities of the Financial Institutions Thrift Plan as Adopted by Eagle Financial Corporation (the "Eagle 401(k) Plan") were transferred to and assumed by the Webster 401(k) Plan.

         (1) If an Employee was a participant in the Eagle SERP, the Employee will not receive any additional benefits under this Supplemental Plan unless he or she otherwise satisfies the eligibility requirements of Article II, Section 1 or Article III, Section 1 of the Supplemental Plan. If he or she does not satisfy such eligibility requirements, no benefits will be payable to him or her under this Supplemental Plan other than the benefits which he or she accrued under the Eagle SERP prior to April 15, 1998.

         (2) If an Employee was a participant in the Eagle Pension Plan on June 30, 1998 and he or she becomes an eligible Employee under the Supplemental Plan, the amount of such an eligible Employee's Supplemental Retirement Income under
Section 2 of Article II shall be determined as follows:

                  (a) the eligible Employee's adjusted monthly retirement income shall be calculated by reference to the applicable formula set forth in the Eagle Pension Plan with respect to compensation earned and service performed prior to July 1, 1998, and by reference to the applicable formula set forth in the Webster Pension Plan with respect to compensation earned and service performed on and after July 1, 1998;

                  (b) the eligible Employee's actual monthly retirement income shall equal the sum of the Employee's accrued benefit under the Eagle Pension Plan as of June 30, 1998 (whether or not such benefit was transferred to and assumed by the Webster Pension Plan) and the Employee's Webster Benefit (as defined in Annex VIII of the Webster Pension Plan); and

                  (c) the eligible Employee's adjusted monthly retirement income and actual monthly retirement income shall each be actuarially adjusted to the equivalent ten year certain form of payment.

         (3) With respect to an Employee who was a participant in the Eagle 401(k) Plan, Supplemental Matching Contributions shall be credited under Article II only with respect to elective deferrals made to the Webster 401(k) Plan on or after the Eagle Payroll Merger Date. No Supplemental Matching Contributions shall be credited with respect to elective deferrals made to the Eagle 401(k) Plan prior to the Eagle Payroll Merger Date.

         (4) Except as otherwise provided in this Annex I, all of the provisions of the Supplemental Plan shall apply to each eligible Employee who was an employee of Eagle prior to April 15, 1998.




















                                       2